4th Quarter 2001
Earnings Teleconference
October 23, 2001


Lucent Technologies
Bell Labs Innovations
600 Mountain Avenue
Murray Hill, NJ 07974-0636
1-888-4-Lucent
We make the things that make communications work.™

4th Quarter 2001
Earnings Teleconference
Introduction

Barbara Gasper
IR Vice President

Forward-Looking Statement Disclosure

This presentation includes some forward-looking statements about our expectations for our future performance. Actual results could differ materially from those suggested by our comments today. Additional information about factors that could affect future results are addressed in our SEC filings, including our 10-K, 10-Q, and 8-Ks. A summary is included at the end of this presentation.

Financial information in this presentation is pro-forma for continuing operations and assumes the sale of Optical Fiber is completed by the end of fiscal 1Q02.

4th Quarter 2001
Earnings Teleconference
Opening Remarks

Henry Schacht
CEO

4th Quarter 2001
Earnings Teleconference
Financial Review

Frank D'Amelio
CFO

Pro Forma Quarterly Results Highlights

	Q401	Q301	Q4 vs. Q3
Revenues ($M)	$5,155	$5,886	↓ 12.4%
Gross Margin	12.5%	16.5%	↓ 4.0 pts
SG&A ($M)	$1,183	$1,813	↓ 34.7%
as % revenues	22.9%	30.8%	
R&D ($M)	$ 745	$ 793	↓ 6.1%
as % revenues	14.5%	13.5%	
EPS – Cont. ops.	($0.27)	($0.35)	↑ 22%

Longer-term Gross Margin Contributors



12%
4-6%
7-9%
3-5%
2-5%
2-5%
35%
Q4 '01 Base Rate
Volume and Mix
One-Time Items
Cost Reductions
Product/ Market Rationalization
New Products
Steady-State Target Run Rate

Pro Forma Quarterly Results Highlights

	Q401	Q301	Q4 vs. Q3
Revenues ($M)	$5,155	$5,886	↓ 12.4%
Gross Margin	12.5%	16.5%	↓ 4.0 pts
SG&A ($M)	$1,183	$1,813	↓ 34.7%
as % revenues	22.9%	30.8%	
R&D ($M)	$ 745	$ 793	↓ 6.1%
as % revenues	14.5%	13.5%	
EPS – Cont. ops.	($0.27)	($0.35)	↑ 22%

Phase II Restructuring Charge

Non-Cash:

- Inventory
- Property Plant & Equipment
- Software Capitalization
- Goodwill
- Pension-related items
- Other

} **$6.6 billion**

Cash:

- Severance
- Purchase Commitments
- Customer Settlements
- Facility Closings
- Other Liabilities

} **$1.4 billion**

Total Q4 BRR charge = $8 billion

Total Restructuring Efforts

		Phase II	
	Phase I	Plan	Progress
Reduce annual expense run-rate	$2 B	$2 B	$400 M
Reduce working capital	$3 B	$1 B	$100 M
Reduce planned Cap Ex	$700 M	$750 M	On track
Headcount reductions	10,500	15-20,000	10,000
Outsourcing	4,000		
Voluntary retirement plan		8,500	8,500
BRR Charge	$3.4 B	$7-9 B	$8 B

Headcount Reconciliation

December 31, 2000 Headcount	**106,000***
Phase I restructuring	(10,500)
Voluntary retirement plan	(8,500)
Phase II actions since July	(10,000)
Sub-total	(29,000)
September 30, 2001 Headcount	**77,000**
Optical Fiber Systems	(6,000)
Contract manufacturing	(4,000)
Additional Phase II restructuring	(5,000 - 10,000)
Sub-total	(15,000 - 20,000)
New Lucent Headcount	**57,000 - 62,000**

* excluding Agere

FY '01 Operating Cash Flow Review

($ millions)	Q4	Q3	Q2	Q1
Cash from Op. Activities	($ 486)	($ 110)	($1,548)	($1,277)
Capital Spending	(288)	(350)	(423)	(329)
Sub-total	(774)	(460)	(1,971)	(1,606)
BRR – Cash Component	343	153	57	-
A/R Securitization	151	(435)	600	(600)
Operating Cash Flow	($ 280)	($ 742)	($1,314)	($2,206)

Significant improvement in operating cash flow over the past year

Cash & Debt Summary

($ in millions)	Sept. 2001	June 2001
Cash	$ 2,390	$ 2,285
Short-term Debt:		
Credit Facilities	1,000	2,300
July '01 Notes	-	750
Other	135	165
Long-term Debt	3,274	2,995
Total Debt	$ 4,409	$ 6,210
Convertible Preferred	$ 1,885	$ 0

Vendor Finance Summary

($ millions)	Sept. 2001	June 2001	Sept. 2000
Drawn commitments	$ 2,956	$ 2,952	$2,034
Available but not drawn	1,447	1,605	3,872
Not available	911	981	2,196
TOTAL	$ 5,314	$ 5,538	$8,102

Total vendor finance exposure continues to decrease, down 34% over the past year

Key Financial Takeaways

($ billions)	Q4	Q1	Q4 vs. Q1
Operating Cash Flow	($0.3)	($2.2)	↓ 87%
Change in Expense Run Rate (annualized - excluding bad debt & customer financing)	($2.4)	baseline	↓ $2.4
Headcount	77,000	106,000	↓ 27%
Vendor Finance Total Commitments	$5.3	$7.5	↓ 29%

Made significant progress during FY01 on several key issues

4th Quarter 2001
Earnings Teleconference
Q&A Session

4th Quarter 2001
Earnings Teleconference
Closing Comments

Henry Schacht
CEO

Forward-Looking Statement Disclosure

This presentation contains, or refers to, forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers and suppliers, customer demand for our products and services, availability of manufacturing capacity, components and materials, timely completion of the expected sale of certain of Lucent's manufacturing facilities, assets and its optical fiber business, and continued availability of quality products and components at reasonable prices after the sales, control of costs and expenses, credit concerns in the emerging service provider market, our credit rating and ability to provide customer financing when appropriate, compliance with the covenants and restrictions of our bank credit facilities, the timely completion of the expected distribution of Agere shares to Lucent shareowners, the timely implementation of our restructuring program and financial plans, general industry and market conditions and growth rates and general domestic and international economic conditions, including the global economic slowdown and interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Lucent with the Securities and Exchange Commission. Lucent disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.